IN THE UNITED STATES DISTRICT COURT FOR
                     THE SOUTHERN DISTRICT OF WEST VIRGINIA
                               HUNTINGTON DIVISION


ENERGY  CORPORATION  OF  AMERICA
a  West  Virginia  corporation,

                          Plaintiff,
                                              CIVIL  ACTION  NO.  3:01-1317
v.

MACKAY  SHIELDS  LLC,  a  Delaware
limited  liability  company,  et  al.,

                          Defendants.



                                 JUDGMENT ORDER

     In accordance with the accompanying order, the Court FINDS for the Plaintiff and strikes this case from the docket of this Court.

     The Court DIRECTS the Clerk to send a certified copy of this Judgment Order to counsel of record and any unrepresented parties.

     ENTER:     Decmeber  4,  2002

                                                /s/  Robert  C.  Chambers
                                                -------------------------
                                                ROBERT  C.  CHAMBERS
                                                UNITED  STATES  DISTRICT  JUDGE